Exhibit 99.1

Markforged Announces Fourth Quarter and Full-Year 2021 Results

Company Exceeds 2021 Growth Targets

WATERTOWN, Mass. – Markforged Holding Corporation (NYSE: MKFG) (the “Company”), creator of the integrated metal and carbon fiber additive manufacturing platform, The Digital Forge, today announced its results from the fourth quarter and full fiscal year ended December 31, 2021.

“This has been a tremendous growth year for Markforged. We executed on the plan we shared a year ago and beat our targets for 2021, making Markforged one of the fastest organically growing additive manufacturing companies, with industry-leading gross margins,” said Shai Terem, President and CEO of Markforged. “Thanks to the hard work of our team, we exceeded growth targets for both the fourth quarter and full fiscal year. We saw a 27% organic growth rate in 2021, as the Digital Forge continued to solve manufacturing challenges for customers around the world. Our closely integrated hardware, software and materials are designed to allow our customers to overcome ongoing global supply chain constraints by printing industrial-strength parts for critical applications directly at the point-of-need.”

Financial Highlights for Full-Year 2021

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Revenue increased 27%, to $91.2 million, in 2021 as compared to $71.9 million in 2020.
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Gross profit grew 26%, to $52.9 million, in 2021 from $41.9 million in 2020.
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Gross margin was 58% in 2021, consistent with our 2020 gross margin.
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Net loss from operations was $61.0 million in 2021, compared to a net loss from operations of $17.7 million in the year prior.
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Adjusted EBITDA was a loss of $38.7 million in 2021, compared to a loss of $13.4 million in the year prior.
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Cash and cash equivalents were $288.6 million as of December 31, 2021.

Financial Highlights for the Fourth Quarter of 2021

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Revenue increased by 9%, to $26.6 million, in the fourth quarter of 2021 from $24.3 million in the fourth quarter of 2020. Revenue increased by 33%, to $26.6 million, in the fourth quarter of 2021 from $20.0 million in the fourth quarter of 2020, when adjusted for revenues generated from the single largest transaction in our history, Automation Alley.
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Gross profit decreased 4%, to $15.0 million, in the fourth quarter of 2021 from $15.7 million in the fourth quarter of 2020.
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Gross margin was 56% in the fourth quarter of 2021 compared to 65% in the fourth quarter of 2020.
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Net loss from operations was $18.9 million in the fourth quarter of 2021, compared to a net loss from operations of $3.2 million in the fourth quarter of 2020.
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Adjusted EBITDA was a loss of $11.0 million in the fourth quarter of 2021, compared to a loss of $1.7 million in the fourth quarter of 2020.

Adjusted EBITDA is a non-GAAP measure. Please see “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to the most directly comparable non-GAAP measure.

Business Highlights

In 2021, the Company continued to expand the addressable market of the Digital Forge by introducing 12 major, new solutions to the platform in the form of printers, software updates and materials. Most notably, the FX20 with ULTEM™ 9085 Filament with Continuous Fiber Reinforcement advanced the Company’s position as a leader in point-of-need production in industrial-strength parts. Built to scale distributed global production, the FX20 empowers Markforged customers to move their additive operations into robust production with strong, accurate parts that solve demanding, end-use applications.

Markforged also grew its greatest asset - its team. Having nearly doubled in size with approximately 400 employees to close out 2021, including several key executive hires, the team is sharply focused on developing multiple products simultaneously to accelerate the growth of the Digital Forge’s addressable market.

“Between the release of new, expanded capabilities of the Digital Forge and the material uptick in volume shipment of the FX20 expected in the latter half of this year, we remain confident in our ability to achieve our targets again in 2022,” says Mark Schwartz, Chief Financial Officer.

Business Outlook for Full-Year 2022

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Full-year revenue is anticipated to be $114.0 - $123.0 million, representing year over year growth of 30% at the midpoint of that range.
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Factoring in seasonality and FX20 revenue in the second half of the year, we expect 60% - 65% of our revenue will be recognized in the second half of the year.
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Expectations continue for generating industry-leading gross margins, with full-year non-GAAP gross margin expected to be in the range of 55% - 57%.
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We expect operating expenses to decline as a percentage of our revenue, resulting in a non-GAAP operating loss in the range of $52.0 - $57.0 million for the year.
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We expect non-GAAP earnings per share results for the full year to be a loss in the range of $0.28 - $0.31 per share, based on an outstanding share count of approximately 186 million shares.
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Beginning in the first quarter of 2022, we intend to supplement the reporting of our GAAP results with certain non-GAAP results for gross profit, operating profit, and earnings per share, intended to provide broader insight into how we manage our business. We believe this will provide a more meaningful set of data points, for comparison purposes, than our prior non-GAAP reporting of adjusted EBITDA.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 5:00 p.m. ET today, Tuesday, March 15, to discuss the results.

Participants may access the audio webcast by visiting the investors section of the Company's website at https://investors.markforged.com/.

To participate in the call, please dial 1-877-407-9039, or 1-201-689-8470 for international participants, ten minutes before the scheduled start.

For those unable to listen to the live conference call, a replay will be available on the Company's website and telephonically through March 29, 2022 by dialing 1-844-512-2921 (U.S. domestic) or 1-412-317-6671 (International), passcode 13727359.

Amounts herein pertaining to December 31, 2021 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the three and twelve months ended December 31, 2021 will be provided upon filing our Annual Report on Form 10-K with the SEC.

About Markforged

Markforged (NYSE: MKFG) is reimagining how humans build everything by leading a technology-driven transformation of manufacturing with solutions for enterprises and societies throughout the world. The Markforged Digital Forge brings the power and speed of agile software development to industrial manufacturing, combining hardware, software, and materials to solve supply chain problems right at the point-of-need. Engineers, designers, and manufacturing professionals all over the world rely on Markforged metal and composite printers for tooling, fixtures, functional prototyping, and high-value end-use production. Markforged is headquartered in Watertown, Mass., where it designs its products with over 400 employees worldwide. To learn more, visit www.markforged.com.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that Adjusted EBITDA, a non-GAAP financial measure, is useful in evaluating the performance of our business.

This non-GAAP measure has limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

We recommend that you review the reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release, and that you not rely on any single financial measure to evaluate our business.

Adjusted EBITDA

We define Adjusted EBITDA, a non-GAAP financial measure, as net profit (loss) and comprehensive loss less interest income, interest expense, income tax expense, depreciation and amortization expense, stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, and non-recurring transaction costs. We monitor Adjusted EBITDA as a measure of our overall business performance, which enables us to analyze our past and future performance without the effects of certain non-cash items and/or one-time charges. While we believe that Adjusted EBITDA is useful in evaluating our business, Adjusted EBITDA is a non-GAAP financial measure that has limitations as an analytical tool. Adjusted EBITDA can be useful in evaluating our performance by eliminating the effect of financing, capital expenditures, and non-cash expenses such as stock-based compensation, however, we may incur such expenses in the future which could impact future results.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, future growth rate, revenue and gross profit margin guidance; expected growth, the size of and opportunity to increase our addressable market; the rate and extent of adoption of our products, including, but not limited to, our most recently introduced products; the effects of the global supply chain disruptions; the contributions of individual executive team members; and the benefits to consumers, functionality and applications of Markforged’s products. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2021 and 2020
(In thousands, except share data and par value amounts) (Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$288,603	$58,715
Accounts receivable, net	26,777	16,601
Inventory	10,377	6,553
Prepaid expenses	3,921	1,496
Other current assets	511	1,373
Total current assets	330,189	84,738
Property and equipment, net	6,349	4,281
Other assets	776	584
Total assets	$337,314	$89,603
Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$11,403	$3,369
Accrued expenses	7,411	8,168
Deferred revenue	6,288	6,196
Other current liabilities	310	300
Total current liabilities	25,412	18,033
Long-term debt	—	5,022
Long-term deferred revenue	3,742	2,905
Deferred rent	1,623	1,073
Contingent earnout liability	59,722	—
Other liabilities	2,646	545
Total liabilities	93,145	27,578
Commitments and contingencies
Convertible preferred stock	—	137,497
Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 1,000,000,000 and 183,300,000 shares authorized on December 31, 2021 and 2020; 185,993,058 and 39,510,108 shares issued on December 31, 2021 and 2020, respectively	19	4
Additional paid-in capital	319,859	5,538
Treasury stock, 0 and 483,479 shares on December 31, 2021 and 2020, respectively	—	(1,450)
Accumulated deficit	(75,709)	(79,564)
Total stockholders’ equity (deficit)	244,169	(75,472)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$337,314	$89,603

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
For the three months and years ended December 31, 2021 and 2020
(In thousands, except share data and per share data) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$26,637	$24,337	$91,221	$71,851
Cost of revenue	11,603	8,605	38,368	29,921
Gross profit	15,034	15,732	52,853	41,930
Operating expenses
Sales and marketing	10,255	5,669	35,966	22,413
Research and development	10,691	4,293	32,155	17,176
General and administrative	13,015	8,942	45,772	20,080
Total operating expenses	33,961	18,904	113,893	59,669
Loss from operations	(18,927)	(3,172)	(61,040)	(17,739)
Change in fair value of warrant liabilities	1,638	(96)	1,808	(175)
Change in fair value of contingent earnout liability	20,697	—	63,407	—
Other expense	(97)	(20)	(265)	(9)
Interest expense	(1)	(47)	(16)	(98)
Interest income	8	1	17	147
Profit (loss) before income taxes	3,318	(3,334)	3,911	(17,874)
Income tax (benefit) expense	57	(2)	56	111
Net profit (loss) and comprehensive income (loss)	$3,261	$(3,332)	$3,855	$(17,985)
Deemed dividend - redemption of common stock	—	(826)	—	(826)
Net loss attributable to common stockholders	$3,261	$(4,158)	$3,855	$(18,811)
Weighted average shares outstanding - basic	185,857,298	39,324,355	108,088,115	38,336,659
Weighted average shares outstanding - diluted	190,535,066	39,324,355	113,963,424	38,336,659
Net profit (loss) per share - basic	$0.02	$(0.11)	$0.04	$(0.49)
Net profit (loss) per share - diluted	$0.02	$(0.11)	$0.03	$(0.49)

MARKFORGED HOLDING CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the three months and years ended December 31, 2021 and 2020
(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
.	2021	2020	2021	2020
Net profit (loss) and comprehensive income (loss)	$3,261	$(3,332)	$3,855	$(17,985)
Interest income	(8)	(1)	(17)	(147)
Interest expense	1	47	16	98
Income tax expense	57	(2)	56	111
Depreciation and amortization	451	434	1,720	1,795
EBITDA	$3,762	$(2,854)	$5,630	$(16,128)
Stock compensation expense	7,535	1,041	18,930	2,569
Change in fair value of warrant liabilities	(1,638)	96	(1,808)	175
Change in fair value of contingent earnout liability	(20,697)	—	(63,407)	—
Transaction costs expensed	—	—	1,996	—
Adjusted EBITDA	$(11,038)	$(1,717)	$(38,659)	$(13,384)

Markforged Contacts:

Media

Paulina Bucko, Head of Communications

paulina.bucko@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

austin.bohlig@markforged.com